UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 8, 2020

PDS BIOTECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37568	26-4231384

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303A College Road East
Princeton, NJ 08540
(Address of Principal Executive Offices, and Zip Code)

(800) 208-3343
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00033 per share	PDSB	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 8, 2020, the Board of Directors (the “Board”) of PDS Biotechnology Corporation (the “Company”), based upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Ilian Iliev, Ph.D., as a director and new member of the Board, effective April 8, 2020. Dr. Iliev was presented to the Board as a designee for approval by NetScientific plc (“NetScientific”), pursuant to the Board designee rights granted to NetScientific in connection with the Company’s February 2020 public offering, as previously disclosed. Based on his relationship with NetScientific, the Board determined that Dr. Iliev is not an independent director, as determined in accordance with the applicable rules and regulations of the Securities and Exchange Commission and the Nasdaq Stock Market. Accordingly, Dr. Iliev will not serve on any of the Board’s committees.

Dr. Iliev, age 44, has served as a Managing Director of EMV Capital since September 2018, a London-based investor in B2B companies in the healthcare, transportation, energy and technology sectors.  Dr. Iliev spun EMV Capital out of EcoMachines Ventures, which he co-founded in March 2013. From September 2006 through January 2013, Dr. Iliev served as the Chief Executive Officer and co-founder of CambridgeIP Ltd, a market- leading technology business intelligence provider in the United Kingdom and has served as a Founder Director of CambridgeIp Ltd since February 2013. Dr. Iliev also currently serves as a Non-Executive Director of NetScientific plc, a transatlantic healthcare IP commercialization group that funds and develops companies that are working to significantly improve the health and well-being of people with chronic diseases. Dr. Iliev also serves on the Board of Directors of Sofant Technologies, Pointgrab, Q-Bot, Vortex Biosciences and Wanda Health. Dr. Iliev holds a Ph.D. from Cambridge University’s Judge Business School, focused on Venture Capital business models in emerging economies. Dr. Iliev also received a Master of Commerce in Economics, and Bachelor of Arts in Politics, Economics and International Relations from the University of Witwatersrand.

Except as noted above, there are no arrangements or understandings between Dr. Iliev and any other persons pursuant to which he was chosen as a director of the Company. There are no family relationships between Dr. Iliev and any of the Company’s directors, executive officers, or persons nominated or chosen by the Company to become a director or executive officer. Dr. Iliev is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

On April 8, 2020, Dr. Iliev was granted an option to purchase 4,500 shares of the Company’s common stock at an exercise price of $0.72 per share, which was the closing price of the Company’s common stock on the Nasdaq Capital Market on the date of grant. The option will vest in three equal annual installments of 1,500, each following the date of grant, subject to Dr. Iliev’s continuous service on the Board.

Item 8.01	Other Events.

On April 8, 2020, the Company issued a press release announcing the appointment of Dr. Iliev as a director. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated April 9, 2020.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDS BIOTECHNOLOGY CORPORATION

Date: April 9, 2020	By: /s/ Frank Bedu-Addo, Ph.D.
Name: Frank Bedu-Addo, Ph.D.
Title: President and Chief Executive Officer